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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (section)240.14a-11(c) or
    (section)240.14a-12


                                  BANCTEC, INC.
                (Name of Registrant as Specified in its Charter)



                          -----------------------------
        (Name of Person Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

    (1) Title of each class of securities to which the transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of the transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check  box  if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                          4851 LBJ Freeway, Suite 1100
                               Dallas, Texas 75244
                                 (972) 341-4000


                SUPPLEMENT TO PROXY STATEMENT DATED JUNE 23, 1999

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                  THE DATE OF THIS SUPPLEMENT IS JULY 12, 1999.

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     The following  information  supplements  the Proxy Statement dated June 23,
1999, of BancTec, Inc. by which BancTec is soliciting proxies to be voted at a special meeting of stockholders being held to consider the proposed merger of Colonial Acquisition Corp., a newly formed Delaware corporation owned and organized by Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS"), with and into BancTec. Unless otherwise defined herein, certain capitalized terms have the meanings ascribed to them in the Proxy Statement.


NEW DATE, TIME AND PLACE OF SPECIAL MEETING OF STOCKHOLDERS; VOTING LIST

     The date of the special meeting to consider and vote on a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of June 17, 1999, by and between BancTec and Colonial has been moved from July 21, 1999 on the 7th Floor of Chase Tower to July 22, 1999 in the 4th Floor Board Room of Chase Tower. The time of the meeting has also been changed to 9:00 a.m., local time. Accordingly, the special meeting will now be held on July 22, 1999 at 9:00 a.m., local time, at Chase Tower, 2200 Ross Avenue, 4th Floor Board Room, Dallas, Texas 75201. A list of stockholders entitled to vote at the meeting will be kept on file at the principal executive offices of the Company located at 4851 LBJ Freeway, Suite 1100, Dallas, Texas 75244, for a period of ten days prior to the meeting and will be open to examination by any stockholder during ordinary business hours.


PROPOSED SETTLEMENT OF OUTSTANDING LITIGATION

     BancTec and its directors are defendants in four actions filed in the Court of Chancery of the State of Delaware challenging the merger, inter alia, as an alleged breach of the directors' fiduciary duties to the shareholders. The parties have agreed to consolidate the four actions into a single consolidated civil action.

     On July 9, 1999, the parties executed a Memorandum of Understanding, which provides for a settlement in principle of the action. Under the proposed settlement, BancTec agreed to supplement the Proxy Statement as provided in the following two paragraphs. The proposed settlement also provides that the consolidated action will be dismissed, and BancTec, WCAS and Colonial and their respective affiliates, directors, officers and other representatives will be released from all claims of the class. BancTec has agreed to pay the plaintiffs' attorneys a fee in an amount to be determined by the Delaware Court of Chancery. While neither the Company nor WCAS believes that the disclosure in the Proxy Statement was inadequate, the Company believes that a prompt resolution of the litigation is in the best interests of the Company and its stockholders.

     As disclosed in the Proxy Statement, Goldman, Sachs & Co. has provided certain investment banking and other financial advisory services to WCAS and its affiliates from time to time, and may provide such services in the future. Since January 1, 1997, to the best of WCAS's knowledge, Goldman, Sachs & Co. has advised WCAS and its affiliates in connection with seven transactions and has received fees aggregating approximately $29 million for its services in connection with those transactions.

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     Since April 15, 1999, the date the proposed merger was publicly  announced, no third parties have expressed an interest in acquiring BancTec.

     The proposed settlement is subject to the merger closing, the execution of a definitive settlement agreement, completion of discovery by Plaintiffs' counsel that is reasonably necessary to confirm the fairness, adequacy and reasonableness of the proposed settlement, notice to the class, and entry by the Delaware Court of Chancery of a final, non-appealable order approving the settlement.


EXECUTION OF EXPRESSION OF INTEREST TO SELL FINANCIAL SYSTEMS BUSINESS UNIT

     On July 8, 1999, BancTec and Jack Henry & Associates, Inc. executed a nonbinding expression of interest under which it is contemplated that BancTec and Jack Henry will enter into a purchase agreement pursuant to which Jack Henry will purchase substantially all of the assets and assume the associated liabilities of the Financial Systems business unit of BancTec USA, Inc., a wholly-owned subsidiary of BancTec. The Financial Systems business unit develops, markets, integrates and supports comprehensive account management and transaction processing solutions for community banking institutions located throughout the United States and the Caribbean. In 1998, the Financial Systems business unit had gross revenues of approximately $43 million. The expression of interest contemplates that Jack Henry would pay BancTec a purchase price of price of $50 million in cash and would assume liabilities of the Financial Systems business unit not to exceed $9,243,000. The proposed transaction with Jack Henry is subject to the negotiation and execution of a definitive purchase agreement. There are no assurances that BancTec and Jack Henry will enter into a definitive purchase agreement, or if entered into, that the required regulatory approvals will be obtained, including those under the HSR Act, or that the underlying purchase will be consummated. While it is not contemplated that the proposed transaction with Jack Henry will be conditioned upon the merger being completed, it is anticipated that the transaction will not close prior to the date of special meeting of BancTec stockholders.


HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976

     As discussed in the Proxy Statement, the respective obligations of each party to complete the merger are subject to the expiration or termination of the applicable waiting period under the HSR Act. On July 6, 1999, BancTec received notice of the early termination of the HSR Act waiting period.


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